Exhibit 10.54

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (this “Amendment”) is made as of the 1st day of June, 2001, by and between Enterprise Way Associates, LLC, a Delaware limited liability company (“Landlord”) and Inprise Corporation, a Delaware corporation (“Tenant”), with reference to the following facts and objectives:

RECITALS

A. ScanlanKemperBard Companies, an Oregon corporation, a predecessor in interest to Landlord, as landlord and Tenant, as tenant, entered into that certain Lease dated as of February 17, 2000, as amended by that certain First Amendment to Lease dated September 30th, 2000 (as amended, the “Lease”), pertaining to certain premises located in Modules D-3, E and F and storage space located in the storage area on the lower level at 100 Enterprise Way, Scotts Valley, California (the “Premises”).

B. Since the execution of the Lease, a number of additional operational issues have arisen with respect to the operation of the front desk at the main lobby (the “Main Lobby”) and the Premises and the building in which the Premises are located.

C. The parties desire to amend the Lease to resolve these operational issues.

AGREEMENT

NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Visitors in Main Lobby. Tenant’s visitors to the Premises shall be permitted to wait in the Main Lobby for a reasonable period of time for the sole purpose of waiting to be escorted to the Premises by an employee of Tenant, subject to the rules and regulations promulgated by Landlord from time to time with respect to such right. In no event shall Tenant, its employees, contractors, visitors or invitees be permitted to conduct meetings in the Main Lobby.

2. Rent Increase. In Section K of the Summary of Basic Lease Terms, the rent schedule shall be replaced with the following:

Year	Base Monthly Rent for the Premises Located in Modules D-3, E and F	Base Monthly Rent for the Storage Space
Remainder of Year 2	$313,534.29	$4,932.67
3	$322,940.32	$5,080.65
4	$332,628.53	$5,233.07
5	$342,607.39	$5,390.06
6	$352,885.61	$5,551.76
7	$363,472.18	$5,718.32
8	$374,376.34	$5,889.87
9	$385,607.63	$6,066.56
10	$397,175.86	$6,248.56

3. ADA and Emergency Access. Landlord, Landlord’s Agents, emergency personell (for example, fire department personnell) and, to the extent escorted by Building security personnel, other tenants, subtenants, licensees, occupants and visitors in the Building shall have the right to use the elevators and the hallways located in Modules D, E and F of the Premises as generally shown on Exhibit A attached hereto to the extent required for handicap and emergency access to and from the portions of the Project outside of the Premises, subject however to revisions to such routes reasonably requested by Landlord and reasonably approved by Tenant.

4. Miscellaneous. This Amendment, together with the Lease, constitutes the entire agreement between Landlord and Tenant regarding the Lease and the subject matter contained herein and supersedes any and all prior and/or contemporaneous oral or written negotiations, agreements or understandings. This Amendment shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, legal representatives, successors and assigns. No subsequent change or addition to this Amendment shall be binding unless in writing and duly executed by both Landlord and Tenant. Except as specifically amended hereby, all of the terms and conditions of the Lease are and shall remain in full force and effect and are hereby ratified and confirmed. Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to such terms in the Lease.

IN WITNESS WHEREOF, the parties have executed this Amendment, by their duly authorized signatories, as of the day and year first above written.

LANDLORD:

ENTERPRISE WAY ASSOCIATES LLC

By:	PRAEDIUM IV ENTERPRISE LLC, ITS MANAGING MEMBER

By:	THE PRAEDIUM PERFORMANCE FUND IV, L.P., ITS MANAGING MEMBER

By:	PRAEDIUM PERFORMANCE PARTNERS, LLC, ITS GENERAL PARTNER

By:	/S/ CHRISTOPHER HUGHES
Name: Christopher Hughes
Title: VP

TENANT:

INPRISE CORPORATION, A DELAWARE CORPORATION

By:	/S/ ROGER A. BARNEY
Name: Roger A. Barney
Title: Sr. VP Corporate Services

2